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                                                                    Exhibit 99.2
             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9

         GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER FOR THE PAYEE (YOU) TO GIVE THE PAYER.--Social security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employee identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer. All "Section" references are to the Internal Revenue Code of 1986, as amended. "IRS" is the Internal Revenue Service.

                                              GIVE THE
                                              SOCIAL SECURITY
FOR THIS TYPE OF ACCOUNT:                     NUMBER OF--
a)  Individual                                The individual

b)  Two or more individuals (joint account)    The actual owner of the
                                              account or, if combined funds, the
                                              first individual on the account(1)

c)  Custodian account of a minor (Uniform     The minor(2)
    Gift to Minors Act)

d)  i) The usual revocable savings trust      The grantor-trustee(1)
       account (grantor is also trustee)

    ii)   So-called trust account that is     The actual owner(1)
       not a legal or valid trust under
       state law

e)  Sole proprietorship                       The owner(3)

                                              GIVE THE EMPLOYER
                                              IDENTIFICATION
FOR THIS TYPE OF ACCOUNT:                     NUMBER OF--
f)  Sole proprietorship                       The owner(3)

g)  A valid trust, estate, or pension         The legal entity(4)
    trust

h)  Corporate                                 The corporation

i)  Association, club, religious,             The organization
    charitable, educational, or other
    tax-exempt organization account

j)  Partnership                               The partnership

k)  A broker or registered nominee            The broker or
                                              nominee

l)  Account with the Department of            The public entity
    Agriculture in the name of a public
    entity (such as a state or local
    government, school district, or
    prison) that receives agricultural
    program payments

1. List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person's number must be furnished.

2.  Circle the minor's name and furnish the minor's social security number.
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3.  You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your social security number or your employer identification number (if you have one).

4. List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

NOTE: IF NO NAME IS CIRCLED WHEN THERE IS MORE THAN ONE NAME, THE NUMBER WILL BE CONSIDERED TO BE THAT OF THE FIRST NAME LISTED.

OBTAINING A NUMBER

If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Card, at the local Social Administration office, or Form SS-4, Application for Employer Identification Number, by calling 1 (800) TAX-FORM, and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

PAYEES SPECIFICALLY EXEMPTED FROM BACKUP WITHHOLDING INCLUDE:

- An organization exempt from tax under Section 501(a), an individual retirement account (IRA), or a custodial account under Section 403(b)(7), if the account satisfies the requirements of Section 401(f)(2).

- The United States or a state thereof, the District of Columbia, a possession of the United States, or a political subdivision or wholly-owned agency or instrumentality of any one or more of the foregoing.

-   An international organization or any agency or instrumentality thereof.

- A foreign government and any political subdivision, agency or instrumentality thereof.

OTHER PAYEES THAT MAY BE EXEMPT FROM BACKUP WITHHOLDING INCLUDE:

-   A corporation.

-   A financial institution.

- A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.

-   A real estate investment trust.

-   A common trust fund operated by a bank under Section 584(a).

- An entity registered at all times during the tax year under the Investment Company Act of 1940.

-   A middleman known in the investment community as a nominee or custodian.

- A futures commission merchant registered with the Commodity Futures Trading Commission.

-   A foreign central bank of issue.

-   A trust exempt from tax under Section 664 or described in Section 4947.

PAYMENTS OF DIVIDENDS AND PATRONAGE DIVIDENDS GENERALLY EXEMPT FROM BACKUP WITHHOLDING INCLUDE:

-   Payments to nonresident aliens subject to withholding under Section 1441.

- Payments to partnerships not engaged in a trade or business in the United States and that have at least one nonresident alien partner.


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-   Payments of patronage dividends not paid in money.

-   Payments made by certain foreign organizations.

-   Section 404(k) payments made by an ESOP.

PAYMENTS OF INTEREST GENERALLY EXEMPT FROM BACKUP WITHHOLDING INCLUDE:

- Payments of interest on obligations issued by individuals. NOTE: You may be subject to backup withholding if this interest is $600 or more and you have not provided your correct taxpayer identification number to the payer.

- Payments of tax-exempt interest (including exempt-interest dividends under Section 852).

-   Payments described in Section 6049(b)(5) to nonresident aliens.

-   Payments on tax-free covenant bonds under Section 1451.

-   Payments made by certain foreign organizations.

-   Mortgage interest paid to you.

Certain payments, other than payments of interest, dividends, and patronage dividends, that are exempt from information reporting are also exempt from backup withholding. For details, see the regulations under sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A and 6050N.

EXEMPT PAYEES DESCRIBED ABOVE MUST FILE FORM W-9 OR A SUBSTITUTE FORM W-9 TO AVOID POSSIBLE ERRONEOUS BACKUP WITHHOLDING. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" IN PART IV OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE OF INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM. FOREIGN PAYEES WHO ARE NOT SUBJECT TO BACKUP WITHHOLDING SHOULD COMPLETE AN APPROPRIATE FORM W-8 AND RETURN IT TO THE PAYER.

PRIVACY ACT NOTICE.--Section 6109 requires you to provide your correct taxpayer identification number to payers, who must report the payments to the IRS. The IRS uses the number for identification purposes and may also provide this information to various government agencies for tax enforcement or litigation purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to payer. Certain penalties may also apply.

PENALTIES

(1) FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER. If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

                       FOR ADDITIONAL INFORMATION CONTACT
                                    YOUR TAX
                   CONSULTANT OR THE INTERNAL REVENUE SERVICE.


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          INSTRUCTIONS FOR INFORMATION STATEMENT TO IRS BY SHAREHOLDERS


Enclosed with these instructions is a copy of the Information Statement to IRS by Shareholders, which taxpayers should complete and file with their 2001 U.S. federal income tax return, as required by applicable IRS regulations. To complete this form, you must fill in (i) your name, (ii) Taxpayer Identification Number or TIN and (iii) the number of shares of Liberty Media Corporation's Series A common stock, par value $.01 per share, and Series B common stock, par value $.01 per share, that you received in the split off of Liberty Media Corporation ("Liberty") from AT&T Corp. ("AT&T") and the number of shares of AT&T's Class A Liberty Media Group common stock, par value $1.00 per share, and AT&T's Class B Liberty Media Group common stock, par value $1.00 per share, that you surrendered in the split off. Please note that because the split off was accomplished by a one-for-one exchange of stock, the number of shares of Liberty's Series A common stock you received in the split off should be the same as the number of shares of AT&T's Class A Liberty Media Group common stock you surrendered in the split off, and the number of shares of Liberty's Series B common stock you received in the split off should be the same as the number of shares of AT&T's Class B Liberty Media Group common stock you surrendered in the split off. If you have any questions, please contact the Exchange Agent.


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